UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2009

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2009, China Direct Industries, Inc. (the “Company”) entered into a Continuous Offering Program Agreement (the “Agreement”), with Rodman & Renshaw, LLC (“Rodman & Renshaw”), under which the Company may sell an aggregate of up to $5,201,330 in gross proceeds of the Company’s common stock from time to time through Rodman & Renshaw, as the agent for the offer and sale of the common stock. Rodman & Renshaw may sell the common stock by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, including without limitation sales made directly on NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker. Rodman & Renshaw may also sell the common stock in privately negotiated transactions, subject to the Company’s prior approval. The Company will pay Rodman & Renshaw a commission equal to 4% of the gross proceeds of the sales price of all common stock sold through it as sales agent under the Agreement.  The Agreement may be terminated by either party at any time except with respect to any pending sale by Rodman & Renshaw for the Company.

The summary of the terms of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Continuous Offering Program Agreement dated October 14, 2009 between China Direct Industries, Inc. and Rodman & Renshaw, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: October 15, 2009	By:	/s/ Lazarus Rothstein
Executive Vice President and General Counsel